Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 26, 2024, with respect to the financial statements of Vera Therapeutics, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

March 26, 2024